UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 6, 2016, Energy Transfer Partners GP, L.P. (“ETP GP”), the general partner of Energy Transfer Partners, L.P. (“ETP” or the “Partnership”), entered into Amendment No. 12 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP, which amendment provides for the establishment and issuance of Class J units representing limited partner interests in the Partnership (the “Class J Units”). In connection with the extension of certain ongoing management fees being paid by Energy Transfer Equity, L.P. (“ETE”) to the Partnership with respect to the Partnership’s management of the Trunkline LNG project, together with the provision of certain additional services to ETE related thereto, the Partnership had previously agreed to authorize for issuance and to issue to ETP GP the Class J Units. The Class J Units entitle ETE to an aggregate of $800 million of depreciation deductions in fiscal years 2015 and 2016.
The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the LPA Amendment, which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
3.1	Amendment No. 12 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of April 6, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:    Energy Transfer Partners, L.L.C., its general partner

By:      /s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer
Dated: April 7, 2016

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
3.1	Amendment No. 12 to the Second Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P. dated as of April 6, 2016.